UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2022

NightHawk Biosciences, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 400

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	NHWK	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

On December 31, 2022, Scorpius Biomanufacturing, Inc. formerly known as Scorpion Biological Services, Inc., (the “Tenant”), a subsidiary of NightHawk Biosciences, Inc. (the “Company”) entered into a lease (the “Lease”) with TPB Merchants Ice LLC (the “Landlord”), pursuant to which the Tenant has agreed to lease approximately 8,042 square feet of space located at 1305 E. Houston Street, San Antonio, Texas 78205 (the “Premises”) for general office, laboratory, research, analytical, and/or biomanufacturing purposes. The date on which the Tenant will become responsible for paying rent under the Lease (the “Lease Commencement Date”) will be the date on which the Landlord delivers the Premises to the Tenant after the Landlord has substantially completed certain lease and tenant improvements at the Premises, but not later than March 31, 2023. If the Lease Commencement Date does not occur prior to March 31, 2023 due to a delay by the Landlord, the Tenant shall be entitled to a rent abatement in the amount of the then-applicable monthly Basic Rent (as defined in the Lease) per partial or whole calendar month following March 31, 2023 in which the actual Lease Commencement Date occurs.

The initial term of the Lease will commence on the Lease Commencement Date and expire one hundred and eighty (180) months after the Lease Commencement Date, unless sooner terminated pursuant to the terms of the Lease. Tenant will pay basic monthly rent for the Premises starting at $21,445.33 for the first twelve (12) months of the Lease commencing on the Lease Commencement Date and will increase at the rate of three percent (3%) on an annual basis up to a maximum monthly base rent of $32,436.07. In addition, prepaid rent, net of landlord credits, of $3,698,298.75, will be paid prior to the Lease Commencement Date for tenant improvements. The Tenant will also be obligated to pay the Landlord for certain costs, taxes and operating expenses as specified in the Lease.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, a complete copy of which is incorporated herein by reference and is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The description of the Lease in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Lease by and between TPB Merchants Ice LLC and Scorpion Biological Services, Inc., dated December 31, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2023	NightHawk Biosciences, Inc.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer